Exhibit 99.1

Akili Announces Release Date for Fourth Quarter and Full Year 2023

Financial Results, Provides Investor Communications and Board and

Corporate Governance Updates

Plans to disclose Q4/FY 2023 financial results on February 29, 2024; CEO Matthew Franklin to participate in fireside chat at TD Cowen’s 44th Annual Healthcare Conference on March 4, 2024

Appointed John Spinale to Board of Directors and Audit Committee; provides update regarding plans for April 17, 2024 Annual Meeting and efforts to regain compliance with Nasdaq rules

BOSTON, Mass. –February 21, 2024– Akili, Inc. (Nasdaq: AKLI), a leading digital medicine company, today provided several corporate updates, including that it plans to report fourth quarter and full year 2023 financial results and a business update via press release on Thursday, February 29, 2024 after the market closes. The company will not be hosting an earnings conference call for this release. Akili is also providing the following updates:

Upcoming Conference Participation

Akili CEO Matt Franklin will participate in a fireside chat at TD Cowen’s 44th Annual Healthcare Conference scheduled on Monday, March 4, 2024 at 12:50pm EST. A live audio webcast and replay of the session will be available at investors.akiliinteractive.com under the “Events & Presentations” section of the website.

New Director Appointment

Akili’s Board of Directors appointed John Spinale to the Board and to the Audit Committee, effective February 16, 2024. Following the appointment of Mr. Spinale, an “independent director” under applicable SEC and Nasdaq rules, the Board has a majority of independent directors, and the Audit Committee consists of three independent directors.

Mr. Spinale is a co-founder and has served as a Managing Director at JAZZ Venture Partners, an early stage venture capital firm, since its inception in 2015, and he previously served as a member of Akili’s board of directors from January 2016 to August 2022. Prior to JAZZ Venture Partners, he held senior operating roles in an array of technology companies. He has multiple decades of experience in consumer technology and digital media with a career focused on building, scaling and running high-growth companies of all sizes and stages.

2024 Annual Meeting of Stockholders and Nasdaq Listing Compliance

Akili’s Board has approved April 17, 2024 for the Company’s 2024 Annual Meeting of Stockholders and, among other Annual Meeting agenda items, the inclusion of a proposal for stockholders that, if approved, would provide the Board with the discretion to effect a reverse stock split. This comes as Akili continues to take steps to regain compliance with the Nasdaq listing rules.

The Company plans to file a preliminary proxy statement with the SEC, which will contain additional details regarding the reverse stock split proposal and other Annual Meeting agenda items.

About Akili

Akili is pioneering the development of cognitive treatments through game-changing technologies. Akili’s approach of leveraging technologies designed to directly target the brain establishes a new category of medicine – medicine that is validated through clinical trials like a drug or medical device but experienced like entertainment. Akili’s platform is powered by proprietary therapeutic engines designed to target cognitive impairment at its source in the brain, informed by decades of research and validated through rigorous clinical programs. Driven by Akili’s belief that effective medicine can also be fun and engaging, Akili’s products are delivered through captivating action video game experiences. For more information, please visit www.akiliinteractive.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “prepare,” “pursue,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements in this press release related to: our plans to announce fourth quarter and fiscal year 2023 financial results; our plans for the Company’s 2024 Annual Meeting of Stockholders; our efforts and expectations regarding regaining compliance with the Nasdaq listing rules; and other risks identified in our current filings and any subsequent filings made with the Securities and Exchange Commission (SEC). We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof and should not be relied upon as representing our views as of any subsequent date. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

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Akili is a registered trademark of Akili, Inc. All rights reserved.

Investor Contact:

Matt Franklin

Chief Executive Officer

InvestorRelations@akiliinteractive.com

Media Contact:

Caty Reid

VP, Marketing & Communications

PR@akiliinteractive.com